UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 14, 2007

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46939 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 687-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 14, 2007, SourceForge, Inc. (“Registrant”) entered into a lease agreement with Eagle Square Partners for approximately fourteen thousand five hundred eighty-three (14,583) square feet of office space located at 650 Castro Street, Suite 450, Mountain View, California. The lease term is anticipated to commence on or about October 1, 2007 and will continue for sixty (60) months from the commencement date.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit

EXHIBIT NUMBER	DESCRIPTION

10.1	Mountain View City Center Net Office Lease by and between SourceForge, Inc. and Eagle Square Partners dated July 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SourceForge, Inc. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date: July 18, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Mountain View City Center Net Office Lease by and between SourceForge, Inc. and Eagle Square Partners dated July 14, 2007